                                                                    Exhibit 99.1

            GLOBECOMM SYSTEMS ANNOUNCES FISCAL 2005 THIRD QUARTER AND
                          NINE MONTH FINANCIAL RESULTS

        o Revenue Increase of 26.6% in the Third Quarter of Fiscal 2005
                  as Compared to Third Quarter of Fiscal 2004

      o Earnings Per Share of $0.04 in the Third Quarter of Fiscal 2005 as
      Compared to Loss Per Share of $0.04 in Third Quarter of Fiscal 2004

                 o Fourth Consecutive Quarter of Profitability

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--May 11, 2005--Globecomm Systems Inc. (NASDAQ:
GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the fiscal 2005 third quarter and nine months ended March 31, 2005.

Fiscal 2005 Third Quarter Results

Revenues for the Company's fiscal 2005 third quarter ended March 31, 2005 increased 26.6% to $28.2 million, compared to $22.3 million in the same period last year. The increase in revenues was primarily the result of increased infrastructure sales activity in the government marketplace, coupled with a general overall improvement in the telecommunications industry segments that the
Company serves.

Net income for the Company's fiscal 2005 third quarter increased to $0.6 million, or $0.04 per diluted share, compared to a net loss of $0.6 million, or
$0.04 per diluted share, in the third quarter of fiscal 2004. The turnaround in the Company's net loss to a net profit was primarily driven by an increase in revenues and an improvement in the overall gross margin of the Company.

Fiscal 2005 Nine Month Results

Revenues for the Company's fiscal 2005 nine months ended March 31, 2005 increased 24.8% to a record $82.9 million, compared to $66.4 million in the same period last year. The increase in revenues was primarily the result of increased infrastructure sales activity in the government marketplace, coupled with a general overall improvement in the telecommunications industry segments that the
Company serves.

Net income for the first nine months of the Company's fiscal 2005 period ended
March 31, 2005 increased to $3.7 million, or $0.25 per diluted share, compared to a net loss of $1.7 million, or $0.13 per diluted share, in the same period last year. The turnaround in the Company's net loss to a net profit was primarily driven by an increase in revenues and an improvement in the overall gross margin of the Company. Net income for the nine months ended March 31, 2005 included $2.4 million ($0.16 per diluted share) in non-recurring gains relating to a settlement with a major customer announced on July 7, 2004, which was reflected as a $1.5 million reduction in general and administrative expenses and a $0.9 million reduction in costs from ground segment systems, networks and enterprise solutions. The net loss for the nine months ended March 31, 2004 was reduced by a $1.0 million ($0.08 per diluted share) cash recovery in connection with a previously announced termination of services by a major customer in the
Middle East, which was reflected as a reduction in general and administrative expenses.

Management's Review of Results

Commenting on the third quarter financial results, David Hershberg, Chairman and
Chief Executive Officer of Globecomm said, "Globecomm capped off the third quarter with the Company's fourth consecutive quarter of profitability and a solid balance sheet. During the quarter, Globecomm launched two new exciting technology platforms. The managed mobile network services platform, based on the
Company's award winning patent-pending network architecture, which can be utilized for many different applications as recently demonstrated during the
Homeland Security Exercise and Evaluation Program. Our two-way high speed
Internet Protocol ("IP") platform based upon the iDirect broadband access solutions, affords us yet another robust IP platform to market on a global basis. The Company also entered into a new vertical market with the recently announced aviation contract award in Egypt. This contract is further evidence of the broad deployment of state-of-the-art IP-based platforms, which provide much more flexibility and speed than legacy networks."

Mr. Hershberg continued, "With the backdrop of a strong balance sheet, Globecomm is well positioned to invest in new platforms, execute our business plan and capitalize on the communications convergence we are witnessing. IP as a common standard continues to become the dominant transmission medium in the marketplace and is transforming many legacy business models."

Management's Current Expectations for the Full Year Ending June 30, 2005

Globecomm currently expects consolidated revenues for the full year ending June
30, 2005 to be in excess of $105 million. The Company anticipates achieving full year profitability at this revenue level, even excluding the net non-recurring gains totaling $2.4 million reflected in the Company's results for the nine months ended March 31, 2005.

These expectations reflect the Company's results for the nine months ended March
31, 2005 and management's current view of the next three months. Actual results for the fiscal year ending June 30, 2005 will remain susceptible to factors beyond our control in certain areas of the world, including, but not limited to, major disruptions in the marketplaces in which we operate due to political unrest, local violence, global economic recession and changes in United States
Government foreign policy and results will also remain susceptible to possible cost overruns on projects.

About Globecomm Systems

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication solutions by leveraging its core satellite ground segment systems and network capabilities, with satellite communication services capabilities.
The solutions Globecomm offers include general contracted complex communications networks, militarized commercial off the shelf products and services and voice over Internet Protocol (VOIP), video broadcast, business recovery, satellite-based terrestrial restoral, content delivery and other networks on a global basis. Globecomm's customers include communications service providers, commercial enterprises, Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington D.C., Hong Kong, the United Kingdom and the United Arab Emirates.

This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems
Inc., including, but not limited to, the information contained within the sections entitled "Management's Review of Results" and "Management's Current
Expectations for the Full Year Ending June 30, 2005." These statements reflect the current beliefs and expectations of the Company. Some matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the
Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended
June 30, 2004, its Quarterly Reports on Form 10-Q and its Current Reports on
Form 8-K, which the Company urges investors to consider. These risks and other factors include, but are not limited to general political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan, reliance on a small number of contracts for a large portion of the Company's revenue, increasing reliance on the government marketplace and the
Company's ability to penetrate emerging markets. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED                NINE MONTHS ENDED
                                                   MARCH 31,       MARCH 31,        MARCH 31,       MARCH 31,
                                                     2005            2004             2005            2004
                                                -------------   --------------   --------------  --------------

Revenues from ground segment systems,
   networks and enterprise solutions               $ 23,443        $ 18,956         $ 69,722        $ 55,878
Revenues from data communications services            4,741           3,305           13,149          10,544
                                                   --------        --------         --------        --------
Total revenues                                       28,184          22,261           82,871          66,422
                                                   --------        --------         --------        --------
Costs and operating expenses:
      Costs from ground segment systems,
        networks and enterprise solutions            19,520          16,180           58,595          49,282
      Costs from data communications                  4,186           3,138           11,094           9,611
      services
      Selling and marketing                           1,476           1,219            4,028           3,461
      Research and development                          231             242              703             953
      General and administrative                      2,463           2,118            5,165           5,115
                                                   --------        --------         --------        --------
Total costs and operating expenses                   27,876          22,897           79,585          68,422
                                                   --------        --------         --------        --------
Income (loss) from operations                           308            (636)           3,286          (2,000)
Other income:
      Interest income                                   121              63              286             191
      Gain on sale of investment                        -               -                 40             -
      Gain on sale of
        available-for-sale securities                   132             -                132              91
                                                   --------        --------         --------        --------
Net income (loss)                                  $    561        $   (573)        $  3,744        $ (1,718)
                                                   ========        ========         ========        ========

Basic net income (loss) per common share               0.04        $  (0.04)        $   0.26        $  (0.13)
                                                   ========        ========         ========        ========

Diluted net income (loss) per common share         $   0.04        $  (0.04)        $   0.25        $  (0.13)
                                                   ========        ========         ========        ========

Weighted-average shares used in the
   calculation of basic net income (loss)
   per common share                                  14,517          14,100           14,363          13,080
                                                   ========        ========         ========        ========
Weighted-average shares used in the
   calculation of diluted net income (loss)
   per common share                                  15,143          14,100           14,938          13,080
                                                   ========        ========         ========        ========

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      MARCH 31,      JUNE 30,
                                                        2005           2004
                                                     -----------    -----------
                                                              (UNAUDITED)

ASSETS
Current assets:

      Cash and cash equivalents                        $22,433        $28,252
      Restricted cash                                    3,856          1,903
      Accounts receivable, net                          23,430         14,318
      Inventories                                        9,239          3,904
      Prepaid expenses and other current assets            892          1,274
      Deferred income taxes                                 83             83
                                                       -------        -------
Total current assets                                    59,933         49,734
Fixed assets, net                                       15,442         15,441
Goodwill                                                 7,204          7,204
Other assets                                             1,026          1,096
                                                       -------        -------
Total assets                                           $83,605        $73,475
                                                       =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                    $24,230        $19,682
Deferred liabilities, less current portion                 749            987
Total stockholders' equity                              58,626         52,806
                                                       -------        -------
Total liabilities and stockholders' equity             $83,605        $73,475
                                                       =======        =======

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:

Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.